Exhibit 99.1

Investor and Media Contact: Richard E. Koch

(203) 750-3254

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares Quarterly Dividend

CLAYTON, MO July 26, 2005 — Olin Corporation’s Board of Directors on July 26, 2005 declared a quarterly dividend of 20 cents on each share of Olin (NYSE: OLN) common stock. The dividend is payable on September 9, 2005 to shareholders of record at the close of business on August 10, 2005. This marks the company’s 315th consecutive quarterly dividend.

2005 - 19